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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): June 16, 2009

DANVERS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-33896

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-344675 (I.R.S. Employer Identification No.)
One Conant Street, Danvers, Massachusetts 01923 (Address of Principal Executive Offices, Including Zip Code)
(978) 777-2200 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        Danvers Bancorp, Inc. (the "Company"), the holding company of Danversbank, and Beverly National Corporation ("Beverly"), the holding company of Beverly National Bank, jointly announced on June 17, 2009, the execution of an Agreement and Plan of Merger, dated June 16, 2009, by and between the Company and Beverly (the "Agreement"), pursuant to which Beverly will merge with and into the Company.

        Under the terms of the Agreement, stockholders of Beverly will be entitled to receive 1.66 shares of the Company's common stock in exchange for each common share of Beverly. Stock options previously issued by Beverly will be assumed by the Company. Based on the closing price of Danvers common stock on June 16, 2009, the transaction is valued at approximately $23.04 per share or $61.95 million in the aggregate.

        Consummation of the merger is subject to a number of customary conditions, including all necessary regulatory and stockholder approvals.

        The foregoing description of the Agreement is qualified in its entirety by reference to a copy of the Agreement, which is attached hereto as Exhibit 2.2 to this Report on Form 8-K and is incorporated herein by reference. For additional information, reference is made to the press release dated June 17, 2009, included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description
2.2	Agreement and Plan of Merger by and between Danvers Bancorp, Inc. and Beverly National Corporation, dated as of June 16, 2009.
99.1	Joint Press Release issued by Danvers Bancorp, Inc. and Beverly National Corporation on June 17, 2009.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2009	DANVERS BANCORP, INC.
	By:	/s/ KEVIN T. BOTTOMLEY
		Name:	Kevin T. Bottomley
		Title:	President & CEO

 EXHIBIT INDEX

Exhibit No.	Description
2.2	Agreement and Plan of Merger by and between Danvers Bancorp, Inc. and Beverly National Corporation, dated as of June 16, 2009.
99.1	Joint Press Release issued by Danvers Bancorp, Inc. and Beverly National Corporation on June 17, 2009.

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX